EXHIBIT 32

 CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of ActiveCare, Inc. (the "Company") on Form 10-Q for the quarter ended June 30, 2017 as filed with the U.S. Securities and Exchange Commission on the date hereof.  I, Mark J. Rosenblum, Principal Executive Officer, and Jeffrey S. Peterson, Principal Financial and Accounting Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) Such Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in such Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark J. Rosenblum
Mark J. Rosenblum
Chief Executive Officer
(Principal Executive Officer)

/s/Jeffrey S. Peterson
Jeffrey S. Peterson
Executive Vice President
(Principal Financial and Accounting Officer)

Dated: January 31, 2018

This certification accompanies each Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.